   As filed with the Securities and Exchange Commission on September 24, 1997

                                                      Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
               (Address of Principal Executive Offices) (Zip Code)

  Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan
                            (Full Title of the Plan)

      James H. Agger, Senior Vice President, General Counsel and Secretary
           Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                            Allentown, PA 18195-1501
                     (Name and Address of Agent for Service)

                                  610-481-4911
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                           Proposed
                                       Proposed            maximum
Title of securities    Amount to be    maximum offering    aggregate offering    Amount of
to be registered       registered      price per share     price                 registration fee(1)
----------------------------------------------------------------------------------------------------
Common Stock,
par value $1           2,000,000       $87.6875            $175,375,000           $53,143.94
----------------------------------------------------------------------------------------------------


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of Common Stock on September 18, 1997 (i.e., $87.6875 per share).

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company for offer and sale pursuant to the Retirement Savings and Stock Ownership Plan (the "Plan"), together with additional interests to be offered and sold pursuant to the Plan. These are securities of the same class as the securities registered on Form S-8, Registration Statement No. 33-57017, for offer and sale pursuant to the Plan. Accordingly, the contents of Registration Statement No. 33-057017 are incorporated herein by reference.


ITEM 8.    EXHIBITS.

           23.  Consent of Arthur Andersen LLP

           24.  Power of Attorney

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 24th day of September, 1997.

                                      AIR PRODUCTS AND CHEMICALS, INC.
                                      (Registrant)


                                      By: /s/ James H. Agger
                                          --------------------------------------
                                          James H. Agger*
                                          Senior Vice President, General Counsel
                                          and Secretary



-----------------
* James H. Agger, Senior Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3, 4, and 5 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                   Title                                 Date
               ---------                                   -----                                 ----
                                          Director, Chairman of the Board and
                                          Chief Executive Officer (Principal
                  *                       Executive Officer)                       September 24, 1997
------------------------------------
         Harold A. Wagner

                                          Senior Vice President - Finance
         /s/ Arnold H. Kaplan             (Principal Financial Officer)            September 24, 1997
------------------------------------
         Arnold H. Kaplan

                                          Vice President and
         /s/ Paul E. Huck                 Corporate Controller                     September 24, 1997
------------------------------------      (Principal Accounting Officer)
         Paul E. Huck


                  *                       Director                                 September 24, 1997
------------------------------------
         Dexter F. Baker


                  *                       Director                                 September 24, 1997
------------------------------------
         Tom H. Barrett


                  *                       Director                                 September 24, 1997
------------------------------------
         L. Paul Bremer III


                  *                       Director                                 September 24, 1997
------------------------------------
         Robert Cizik


                  *                       Director                                 September 24, 1997
------------------------------------
         Ruth M. Davis

                                          Director                                 September 24, 1997
------------------------------------
         Edward E. Hagenlocker

                                          Director                                 September 24, 1997
------------------------------------
         James F. Hardymon

               Signature                                   Title                                 Date
               ---------                                   -----                                 ----

                  *                       Director                                 September 24, 1997
------------------------------------
         Joseph J. Kaminski


                  *                       Director                                 September 24, 1997
------------------------------------
         Terry R. Lautenbach


                  *                       Director                                 September 24, 1997
------------------------------------
         Ruud F. M. Lubbers


                  *                       Director                                 September 24, 1997
------------------------------------
         Takeo Shiina


                  *                       Director                                 September 24, 1997
------------------------------------
         Lawrason D. Thomas

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on September 24, 1997.


                                       AIR PRODUCTS AND CHEMICALS, INC.
                                       RETIREMENT SAVINGS AND STOCK
                                       OWNERSHIP PLAN
                                       (The Plan)



                                       By      /s/ J. H. Agger
                                           -------------------------------------
                                               James H. Agger
                                       Employee Benefit Plans Committee Chairman
                                               and Member


                                       By      /s/ Leo J. Daley
                                           -------------------------------------
                                               Leo J. Daley
                                       Employee Benefit Plans Committee Member


                                       By      /s/ Arnold H. Kaplan
                                           -------------------------------------
                                               Arnold H. Kaplan
                                       Employee Benefit Plans Committee Member


                                       By      /s/ J. P. McAndrew
                                           -------------------------------------
                                               J. P. McAndrew
                                       Employee Benefit Plans Committee Member


                                       By                    *
                                           -------------------------------------
                                               Harold A. Wagner
                                       Employee Benefit Plans Committee Member

                                  EXHIBIT INDEX


23.      Consent of Arthur Andersen LLP

24.      Power of Attorney

No opinion of counsel is being filed because the Common Stock to be distributed in connection with the Plan will consist exclusively of previously issued shares that are presently held by the Company in treasury or under the Air Products and Chemicals, Inc. Flexible Employee Benefits Trust (which was created to provide for the satisfaction of certain obligations of the Company and its affiliates under various employee plans, including the Plan) and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Company has undertaken in Registration Statement No. 33-49981, filed with the Securities and Exchange Commission on Form S-8 on August 13, 1993, that it has submitted and will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made and will make all changes required by the IRS in order to qualify the Plan, said Registration Statement No. 33-49981 having been incorporated by reference into Registration Statement No. 33-57017, which is incorporated by reference herein.